UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 18, 2017 (April 14, 2017)

Date of Report (Date of earliest event reported):

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13650 Dulles Technology Drive, Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2017, Learning Tree International, Inc. (the “Company”) and its Chief Executive Officer, Richard A. Spires, agreed to an amendment to his employment agreement, whereby Mr. Spires voluntarily reduced his annual compensation from $500,000 per year to $300,000 per year for the period from April 1, 2017 to June 30, 2017. After this initial three month period, Mr. Spires may elect in his discretion to continue the reduced annual compensation for one or more future monthly periods subject to notification to and approval from the Company’s Board of Directors. The foregoing summary of the amendment to the employment agreement is qualified in its entirety by reference to the full text of the First Amendment To Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Learning Tree International, Inc. held on April 14, 2017 (the “Annual Meeting”), the stockholders voted on: (i) the election of three Class I directors to serve for a three-year term ending at the 2020 annual meeting of stockholders (Proposal 1); (ii) the approval, on a non-binding advisory basis, of the Company’s executive compensation (Proposal 2); (iii) the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 29, 2017 (Proposal 3); and (iv) the approval, on a non-binding basis, of the frequency with which the Company’s stockholders shall have the advisory say-on-pay vote on compensation paid to our named executive officers (Proposal 4). Each of the four proposals voted on at the Annual Meeting, which are described in further detail in the Company’s Definitive Proxy Statement and Proxy Statement Supplement, was approved by the Company’s stockholders.  No other proposal was submitted for the consideration of the Company’s stockholders at the Annual Meeting.

The results of the votes cast by stockholders are as follows:

Proposal 1 - To elect three Class I directors to serve for a three-year term ending at the 2020 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Howard A. Bain III	9,436,569	1,552,157	571,009
Mary C. Collins	9,436,579	1,552,147	571,009
Richard A. Spires	10,825,073	163,653	571,009

Proposal 2 - The approval, on a non-binding advisory basis, of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
9,347,705	1,637,103	3,918	571,009

Proposal 3 - The ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending September 29, 2017.

For	Against	Abstain	Broker Non-Votes
11,530,747	7,001	21,987	-

Proposal 4 - The approval, on a non-binding advisory basis, on the frequency with which the Company’s stockholders shall have the advisory say-on-pay vote on compensation paid to our named executive officers.

Frequency of Vote	For
1 Year	10,868,545
2 Years	0
3 Years	19,200
Abstain	14
Broker Non-Votes	671,976

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1     First Amendment to Employment Agreement by and between Learning Tree International, Inc. and Richard A. Spires, dated April 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 18, 2017	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David W. Asai
David W. Asai
Chief Financial Officer (Principal Financial Officer)